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                                                                 EXHIBIT 23.1
                                                                 ------------

                     CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-48364, 333-38420, 333-31696, 333-93117,
333-92327, 333-11294, 333-88421 and 333-39553) of our report dated March 27,
2002, except as to Note 25, which is as of August 23, 2002, relating to the financial statements and financial statement schedule of Applied Digital Solutions, Inc. as of December 31, 2001 and for each of the two years ended December 31, 2001 and 2000, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

St. Louis, Missouri
December 11, 2003